Exhibit 4.6(f)

REPRESENTATIVE SUPPLEMENT NO. 6 dated as of February 28, 2013 to the FIRST-LIEN INTERCREDITOR AGREEMENT dated as of July 9, 2009 as supplemented by the joinder agreement, dated as of October 26, 2010, the supplement dated as of February 14, 2011, the supplement dated as of May 9, 2011, the supplement dated as of February 7, 2012, the supplement dated as of August 29, 2012 and the supplement dated as of September 19, 2012 (the “First-Lien Intercreditor Agreement”), among Univision Communications Inc., a Delaware corporation (the “Company”), Univision of Puerto Rico Inc., a Delaware corporation (the “Subsidiary Borrower” and together with the Company, the “Borrowers”), certain subsidiaries and affiliates of the Company (each a “Grantor”), Deutsche Bank AG New York Branch, as Collateral Agent for the First-Lien Secured Parties under the First-Lien Security Documents (in such capacity, the “Collateral Agent”), Deutsche Bank AG New York Branch, as Authorized Representative for the Credit Agreement Secured Parties, Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First-Lien Intercreditor Agreement.

B. Pursuant to that certain Second Amendment to Credit Agreement; First Amendment to Intercreditor Agreement; and First Amendment to First-Lien Guarantee and Collateral Agreement, dated as of the date hereof, by and among the Borrowers, the Grantors party thereto, the lenders party thereto and the Administrative Agent (the “Second Amendment”), (a) a portion of the Existing First-Lien Term Loans (as defined in the Credit Agreement) shall be converted into 2013 Converted Existing First-Lien Term Loans (as defined in the Credit Agreement, as amended by the Second Amendment), (b) a portion of the Extended First-Lien Term Loans (as defined in the Credit Agreement) shall be converted into 2013 Converted Extended First-Lien Term Loans (as defined in the Credit Agreement, as amended by the Second Amendment), (c) a new class of 2013 New First-Lien Term Loans (as defined in the Credit Agreement, as amended by the Second Amendment) shall be incurred, the net cash proceeds of which shall be applied to make an optional prepayment of the Existing First-Lien Term Loans and the Extended First-Lien Term Loans outstanding immediately following the conversions described in preceding clauses (a) and (b) and (d) the Borrowers shall obtain a new class of 2013 Extended Revolving Credit Commitments (as defined in the Credit Agreement as amended by the Second Amendment), and simultaneously terminate in full all of the Existing Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments (each as defined in the Credit Agreement). As used herein, the 2013 Converted Existing First-Lien Term Loans, the 2013 Converted Extended First-Lien Term Loans, the 2013 New First-Lien Term Loans and 2013 Extended Revolving Credit Commitments (and all Revolving Credit Exposure (as defined in the Credit Agreement) thereunder) are collectively referred to as the “Senior Class Debt” and the Administrative Agent is referred to as the “Senior Class Debt Representative”.

C. In order to ensure that the obligations of the Grantors in respect of the Senior Class Debt are secured with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First-Lien Security Documents relating to the Credit Agreement Obligations, the Administrative Agent acting as the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an

Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Credit Agreement Obligations and the Senior Class Debt Representative is executing this supplement in order to ensure that the Senior Class Debt constitutes Credit Agreement Obligations. Section 2.08 of the First-Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Credit Agreement Obligations, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement. The undersigned Senior Class Debt Representative is executing this Representative Supplement in accordance with the requirements of the First-Lien Intercreditor Agreement and the First-Lien Security Documents.

Accordingly, the Collateral Agent and the Senior Class Debt Representative agree as follows:

SECTION 1. In accordance with Section 2.08 of the First-Lien Intercreditor Agreement, the Senior Class Debt Representative by its signature below confirms that it is an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties are subject to and bound by, the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Credit Agreement Obligations with the same force and effect as if the Senior Class Debt Representative had originally been named therein as an Authorized Representative, and the Senior Class Debt Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Credit Agreement Obligations applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Credit Agreement Secured Parties. Each reference to an “Authorized Representative” in the First-Lien Intercreditor Agreement shall be deemed to include the Senior Class Debt Representative. The First-Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The Senior Class Debt Representative represents and warrants to the Collateral Agent and the other First-Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as the Administrative Agent; (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement; and (iii) upon the Senior Class Debt Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First-Lien Intercreditor Agreement as Credit Agreement Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the Senior Class Debt Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic transmission (including “.pdf or “.tif” format) shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the First-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First-Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First-Lien Intercreditor Agreement. All communications and notices hereunder to the Senior Class Debt Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company and the Subsidiary Borrower agree to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent, in each case as provided for (and subject to) Section 7.05 of the Guarantee and Collateral Agreement.

SECTION 9. The recitals contained herein shall be taken as the statements of the Company and the Senior Class Debt Representative assumes no responsibility for their correctness. The Senior Class Debt Representative makes no representations as to the validity or sufficiency of this Representative Supplement No. 6.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Representative Supplement to the First-Lien Intercreditor Agreement as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as Senior Class Debt Representative for the holders of the Senior Class Debt,

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

Address for notices: 60 Wall Street (MS NYC60-0208) New York, NY 10005 attention of: Anca Trifan Telecopy: (212) 797-5690

[Signature Page to Representative Supplement No. 6 to Univision First-Lien Intercreditor Agreement]

Acknowledged by: DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent,

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

[Signature Page to Representative Supplement No. 6 to Univision First-Lien Intercreditor Agreement]

UNIVISION COMMUNICATIONS INC., as Company

By:	/s/ Peter Lori
Name: Peter Lori
Title: Executive Vice President and Chief Accounting Officer

UNIVISION OF PUERTO RICO INC., as Subsidiary Borrower

By:	/s/ Peter Lori
Name: Peter Lori
Title: Senior Vice President and Chief Accounting Officer

[Signature Page to Representative Supplement No. 6 to Univision First-Lien Intercreditor Agreement]

BROADCAST MEDIA PARTNERS HOLDINGS, INC		UNIVISION HOME ENTERTAINMENT, INC.
EL TRATO, INC.		UNIVISION INTERACTIVE MEDIA, INC.
GALAVISION, INC.		UNIVISION INVESTMENTS, INC.
HPN NUMBERS, INC.		UNIVISION LOCAL MEDIA INC.
KAKW LICENSE PARTNERSHIP, L.P.		UNIVISION MANAGEMENT CO.
KCYT-FM LICENSE CORP.		UNIVISION NETWORK PUERTO RICO
KDTV LICENSE PARTNERSHIP, G.P.		PRODUCTION LLC
KECS-FM LICENSE CORP.		UNIVISION NETWORKS & STUDIOS, INC.
KESS-AM LICENSE CORP.		UNIVISION NEW YORK LLC
KESS-TV LICENSE CORP.		UNIVISION OF ATLANTA INC.
KFTV LICENSE PARTNERSHIP, G.P.		UNIVISION OF NEW JERSEY INC.
KHCK-FM LICENSE CORP.		UNIVISION OF PUERTO RICO REAL
KICI-AM LICENSE CORP.		ESTATE COMPANY
KICI-FM LICENSE CORP.		UNIVISION OF RALEIGH, INC.
KLSQ-AM LICENSE CORP.		UNIVISION PHILADELPHIA LLC
KLVE-FM LICENSE CORP.		UNIVISION PUERTO RICO STATION
KMEX LICENSE PARTNERSHIP, G.P.		ACQUISITION COMPANY
KMRT-AM LICENSE CORP.		UNIVISION PUERTO RICO STATION
KTNQ-AM LICENSE CORP.		OPERATING COMPANY
KTVW LICENSE PARTNERSHIP, G.P.		UNIVISION PUERTO RICO STATION
KUVI LICENSE PARTNERSHIP, G.P.		PRODUCTION COMPANY
KUVN LICENSE PARTNERSHIP, L.P.		UNIVISION RADIO CORPORATE SALES, INC.
KUVS LICENSE PARTNERSHIP, G.P.		UNIVISION RADIO FLORIDA, LLC
KWEX LICENSE PARTNERSHIP, L.P.		UNIVISION RADIO FRESNO, INC.
KXLN LICENSE PARTNERSHIP, L.P.		UNIVISION RADIO GP, INC.
LICENSE CORP. NO. 1		UNIVISION RADIO HOUSTON LICENSE
LICENSE CORP. NO. 2		CORPORATION
PTI HOLDINGS, INC.		UNIVISION RADIO INVESTMENTS, INC.
RAWHIDE RADIO, LLC		UNIVISION RADIO LAS VEGAS, INC.
SERVICIO DE INFORMACION PROGRAMATIVA, INC.		UNIVISION RADIO LICENSE CORPORATION
STATION WORKS, LLC		UNIVISION RADIO LOS ANGELES, INC.
THE UNIVISION NETWORK LIMITED PARTNERSHIP		UNIVISION RADIO NEW MEXICO, INC.
TICHENOR LICENSE CORPORATION		UNIVISION RADIO NEW YORK, INC.
TMS LICENSE CALIFORNIA, INC.		UNIVISION RADIO PHOENIX, INC.
UFERTAS, LLC		UNIVISION RADIO SAN DIEGO, INC.
UNIMAS ALBUQUERQUE LLC		UNIVISION RADIO SAN FRANCISCO, INC.
UNIMAS BAKERSFIELD LLC		UNIVISION RADIO, INC.
UNIMAS BOSTON LLC		UNIVISION SERVICES, INC.
UNIMAS D.C. LLC		UNIVISION STUDIOS, LLC
UNIMAS DALLAS LLC		UNIVISION TELEVISION GROUP, INC.
UNIMAS FRESNO LLC		UNIVISION TEXAS STATIONS LLC
UNIMAS HOUSTON LLC		UNIVISION-EV HOLDINGS, LLC
UNIMAS LOS ANGELES LLC		UVN TEXAS L.P.
UNIMAS MIAMI LLC		WADO RADIO, INC.
UNIMAS NETWORK		WADO-AM LICENSE CORP.
UNIMAS OF SAN FRANCISCO, INC.		WGBO LICENSE PARTNERSHIP, G.P.
UNIMAS ORLANDO INC.		WLTV LICENSE PARTNERSHIP, G.P.
UNIMAS PARTNERSHIP OF DOUGLAS		WLXX-AM LICENSE CORP.
UNIMAS PARTNERSHIP OF FLAGSTAFF		WPAT-AM LICENSE CORP.
UNIMAS PARTNERSHIP OF FLORESVILLE		WQBA-AM LICENSE CORP.
UNIMAS PARTNERSHIP OF PHOENIX		WQBA-FM LICENSE CORP.
UNIMAS PARTNERSHIP OF SAN ANTONIO		WXTV LICENSE PARTNERSHIP, G.P.
UNIMAS PARTNERSHIP OF TUCSON
UNIMAS SACRAMENTO LLC
UNIMAS SAN FRANCISCO LLC
UNIMAS SOUTHWEST LLC	By:	/s/ Peter Lori
UNIMAS TAMPA LLC	Name:	Peter Lori
UNIMAS TELEVISION GROUP, INC.	Title:	Executive Vice President and
UNIVISION ATLANTA LLC		Chief Accounting Officer
UNIVISION CLEVELAND LLC
UNIVISION EMERGING NETWORKS, LLC
UNIVISION ENTERPRISES, LLC
UNIVISION FINANCIAL MARKETING, INC.

[Signature Page to Representative Supplement No. 6 to Univision First-Lien Intercreditor Agreement]

UNIMAS CHICAGO LLC

UNIVISION RADIO BROADCASTING PUERTO RICO, L.P.

UNIVISION RADIO BROADCASTING TEXAS, L.P.

UNIVISION RADIO ILLINOIS, INC.

WLII/WSUR LICENSE PARTNERSHIP, G.P.

WUVC LICENSE PARTNERSHIP G.P.

By:	/s/ Peter Lori
Name: Peter Lori
Title: Vice President, Assistant Secretary and Assistant Treasurer

[Signature Page to Representative Supplement No. 6 to Univision First-Lien Intercreditor Agreement]

Schedule I to the

Supplement to the

First-Lien Intercreditor Agreement

Grantors

El Trato, Inc.

Galavision, Inc.

HPN Numbers, Inc.

KAKW License Partnership, L.P.

KCYT-FM License Corp.

KDTV License Partnership, G.P.

KECS-FM License Corp.

KESS-AM License Corp.

KESS-TV License Corp.

KFTV License Partnership, G.P.

KHCK-FM License Corp.

KICI-AM License Corp.

KICI-FM License Corp.

KLSQ-AM License Corp.

KLVE-FM License Corp.

KMEX License Partnership, G.P.

KMRT-AM License Corp.

KTNQ-AM License Corp.

KTVW License Partnership, G.P.

KUVI License Partnership, G.P.

KUVN License Partnership, L.P.

KUVS License Partnership, G.P.

KWEX License Partnership, L.P.

KXLN License Partnership, L.P.

License Corp. No. 1

License Corp. No. 2

PTI Holdings, Inc.

Servicio de Informacion Programativa, Inc.

Station Works, LLC

Telefutura Albuquerque LLC

Telefutura Bakersfield LLC

Telefutura Boston LLC

Telefutura Chicago LLC

Telefutura D.C. LLC

Telefutura Dallas LLC

Telefutura Fresno LLC

Telefutura Houston LLC

Telefutura Los Angeles LLC

Telefutura Miami LLC

Telefutura Network

Telefutura of San Francisco, Inc.

Telefutura Orlando Inc.

Telefutura Partnership of Douglas

Telefutura Partnership of Flagstaff

Telefutura Partnership of Floresville

Telefutura Partnership of Phoenix

Telefutura Partnership of San Antonio

Telefutura Partnership of Tucson

Telefutura Sacramento LLC

Telefutura San Francisco LLC

Telefutura Southwest LLC

Telefutura Tampa LLC

Telefutura Television Group, Inc.

The Univision Network Limited Partnership

Tichenor License Corporation

TMS License California, Inc.

Univision 24/7, LLC

Univision Atlanta LLC

Univision Cleveland LLC

Univision Deportes, LLC

Univision Emerging Networks, LLC

Univision Enterprises, LLC

Univision Financial Marketing, Inc.

Univision Home Entertainment, Inc.

Univision Interactive Media, Inc.

Univision Investments, Inc.

Univision Local Media Inc.

Univision Management Co.

Univision Network Puerto Rico Production LLC

Univision Networks & Studios, Inc.

Univision New York LLC

Univision of Atlanta Inc.

Univision of New Jersey Inc.

Univision of Puerto Rico Inc.

Univision of Puerto Rico Real Estate Company

Univision of Raleigh, Inc.

Univision Philadelphia LLC

Univision Puerto Rico Station Acquisition Company

Univision Puerto Rico Station Operating Company

Univision Puerto Rico Station Production Company

Univision Radio Broadcasting Puerto Rico, L.P.

Univision Radio Broadcasting Texas, L.P.

Univision Radio Corporate Sales, Inc.

Univision Radio Florida, LLC

Univision Radio Fresno, Inc.

Univision Radio GP, Inc.

Univision Radio Houston License Corporation

Univision Radio Illinois, Inc.

Univision Radio Investments, Inc.

Univision Radio Las Vegas, Inc.

Univision Radio License Corporation

Univision Radio Los Angeles, Inc.

Univision Radio New Mexico, Inc.

Univision Radio New York, Inc.

Univision Radio Phoenix, Inc.

Univision Radio San Diego, Inc.

Univision Radio San Francisco, Inc.

Univision Radio, Inc.

Univision Services, Inc.

Univision Studios, LLC

Univision Television Group, Inc.

Univision Texas Stations LLC

Univision tlnovelas, LLC

Univision-EV Holdings, LLC

Ufertas, LLC

UVN Texas L.P.

WADO Radio, Inc.

WADO-AM License Corp.

WGBO License Partnership, G.P.

WLII/WSUR License Partnership, G.P.

WLTV License Partnership, G.P.

WLXX-AM License Corp.

WPAT-AM License Corp.

WQBA-AM License Corp.

WQBA-FM License Corp.

WUVC License Partnership G.P.

WXTV License Partnership, G.P.